Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Solid Results for First Quarter 2017

St. Louis, Missouri - May 3, 2017 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal first quarter 2017 results for the period ended April 2, 2017.

First Quarter 2017

On a GAAP basis, revenues for the quarter totaled $551.4 million, increasing $9.9 million, or 1.8%, compared to $541.5 million in the first quarter 2016. Net income was $25.7 million, an increase of $9.2 million compared to the prior-year period. Net income as a percentage of revenues was 4.7%, increasing 170 basis points from 3.0% in the prior-year period. EPS totaled $0.40 compared to $0.39 in the first quarter 2016. The current year EPS includes a $0.20 per share dilutive impact from the mandatory convertible preferred stock.

Revenues for the quarter totaled $551.4 million, increasing $7.6 million, or 1.4%, compared to adjusted revenues of $543.8 million in the first quarter 2016. Adjusted EBITDA margin in the first quarter was 16.9%, increasing 50 basis points from 16.4% in the year-ago period. Adjusted net income was $47.8 million, an increase of $5.1 million compared to the prior-year period. Adjusted net income as a percentage of revenues was 8.7%, increasing 90 basis points from 7.8% in the prior-year period. Adjusted EPS was $0.92 compared to $1.01 in the first quarter 2016. The current year EPS includes a $0.20 per share dilutive impact from the mandatory convertible preferred stock. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “The quarter unfolded as expected. Favorable secular trends, solid execution, and our attractive portfolio drove another quarter of organic growth. Furthermore, we continue to expand margins as we benefit from our robust Lean enterprise system.”

Outlook

“We are pleased with the solid start to the year and are encouraged by accelerating order growth and notable project wins. We are on track to meet our commitments for the full year 2017, and well positioned with a number of attractive inorganic opportunities,” said Mr. Stroup.

The Company expects second quarter 2017 revenues to be $595 - $615 million. For the full year ending December 31, 2017, the Company continues to expect revenues to be $2.355 - $2.405 billion.

The Company expects second quarter 2017 GAAP EPS to be $0.70 - $0.80. For the full year ending December 31, 2017, the Company now expects GAAP EPS to be $3.31 - $3.56, compared to the previously guided range of $3.35 - $3.60.

The Company expects second quarter 2017 adjusted EPS to be $1.15 - $1.25. For the full year ending December 31, 2017, the Company continues to expect adjusted EPS to be $4.95 - $5.20.

Segment Combination

In the first quarter, we formed a new segment called Network Solutions to leverage the Company’s strengths in networking, IoT, and cybersecurity technologies. This new segment represents the combination of the prior Industrial IT and Network Security segments. The formation is a natural evolution in our organic and inorganic strategies for a range of industrial and non-industrial applications. As a result of this change, the Company now has four reportable segments: Broadcast Solutions, Enterprise Solutions,

Industrial Solutions, and Network Solutions. Prior period segment information has been revised to conform to the change in the composition of reportable segments and is included as an appendix to this release.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-339-3466; the dial-in number for participants outside the U.S. is 719-325-2360. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 2, 2017	April 3, 2016

	(In thousands, except per share data)
Revenues	$551,381	$541,497
Cost of sales	(329,267)	(316,462)
Gross profit	222,114	225,035
Selling, general and administrative expenses	(112,586)	(122,406)
Research and development	(34,522)	(36,133)
Amortization of intangibles	(23,669)	(25,532)
Operating income	51,337	40,964
Interest expense, net	(23,506)	(24,396)
Income before taxes	27,831	16,568
Income tax expense	(2,250)	(210)
Net income	25,581	16,358
Less: Net loss attributable to noncontrolling interest	(106)	(99)
Net income attributable to Belden	25,687	16,457
Less: Preferred stock dividends	8,733	—
Net income attributable to Belden common stockholders	$16,954	$16,457

Weighted average number of common shares and equivalents:
Basic	42,216	42,008
Diluted	42,675	42,387

Basic income per share attributable to Belden common stockholders:	$0.40	$0.39

Diluted income per share attributable to Belden common stockholders:	$0.40	$0.39
Common stock dividends declared per share	$0.05	$0.05

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Broadcast Solutions	Enterprise Solutions	Industrial Solutions	Network Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended April 2, 2017
Segment Revenues	$168,596	$145,682	$146,181	$90,922	$551,381
Segment EBITDA	25,400	24,100	25,733	17,877	93,110
Segment EBITDA margin	15.1%	16.5%	17.6%	19.7%	16.9%
Depreciation expense	3,949	2,599	3,206	1,629	11,383
Amortization of intangibles	10,015	424	642	12,588	23,669
Severance, restructuring, and acquisition integration costs	408	4,873	1,121	198	6,600
For the three months ended April 3, 2016
Segment Revenues	$171,272	$135,892	$141,091	$95,545	$543,800
Segment EBITDA	23,267	23,736	22,987	20,076	90,066
Segment EBITDA margin	13.6%	17.5%	16.3%	21.0%	16.6%
Depreciation expense	3,962	3,389	2,718	1,594	11,663
Amortization of intangibles	12,931	429	591	11,581	25,532
Severance, restructuring, and acquisition integration costs	4,378	500	865	2,665	8,408
Purchase accounting effects related to acquisitions	195	—	—	—	195
Deferred gross profit adjustments	614	—	—	1,689	2,303
For the three months ended July 3, 2016
Segment Revenues	$193,521	$160,401	$147,808	$101,651	$603,381
Segment EBITDA	29,505	29,575	27,064	22,191	108,335
Segment EBITDA margin	15.2%	18.4%	18.3%	21.8%	18.0%
Depreciation expense	4,061	3,429	2,709	1,788	11,987
Amortization of intangibles	13,420	432	601	11,810	26,263
Severance, restructuring, and acquisition integration costs	1,319	1,207	2,371	972	5,869
Deferred gross profit adjustments	494	—	—	1,256	1,750
For the three months ended October 2, 2016
Segment Revenues	$196,173	$156,658	$149,847	$99,790	$602,468
Segment EBITDA	36,545	27,294	23,649	24,448	111,936
Segment EBITDA margin	18.6%	17.4%	15.8%	24.5%	18.6%
Depreciation expense	4,063	3,210	2,738	1,592	11,603
Amortization of intangibles	10,955	431	604	11,818	23,808
Severance, restructuring, and acquisition integration costs	174	5,573	4,746	2,302	12,795
Deferred gross profit adjustments	283	—	—	1,076	1,359
For the three months ended December 31, 2016
Segment Revenues	$208,787	$150,237	$146,730	$102,402	$608,156
Segment EBITDA	48,553	20,693	27,548	26,058	122,852
Segment EBITDA margin	23.3%	13.8%	18.8%	25.4%	20.2%
Depreciation expense	4,143	3,198	2,873	1,741	11,955
Amortization of intangibles	9,942	426	598	11,816	22,782
Severance, restructuring, and acquisition integration costs	4,543	4,682	1,941	532	11,698
Purchase accounting effects related to acquisitions	(3,186)	912	—	—	(2,274)
Deferred gross profit adjustments	383	—	—	892	1,275
Patent settlement	(5,554)	—	—	—	(5,554)
Impairment of assets held for sale	—	—	15,731	—	15,731

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended
	April 2, 2017	April 3, 2016

	(In thousands)
Total Segment Revenues	$551,381	$543,800
Deferred revenue adjustments	—	(2,303)
Consolidated Revenues	$551,381	$541,497
Total Segment EBITDA	$93,110	$90,066
Income (loss) from equity method investment	1,007	(170)
Eliminations	(1,128)	(831)
Consolidated Adjusted EBITDA (1)	92,989	89,065
Amortization of intangibles	(23,669)	(25,532)
Depreciation expense	(11,383)	(11,663)
Severance, restructuring, and acquisition integration costs	(6,600)	(8,408)
Deferred gross profit adjustments	—	(2,303)
Purchase accounting effects related to acquisitions	—	(195)
Consolidated operating income	51,337	40,964
Interest expense, net	(23,506)	(24,396)
Consolidated income from continuing operations before taxes	$27,831	$16,568

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 2, 2017	December 31, 2016
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$815,924	$848,116
Receivables, net	381,704	388,059
Inventories, net	218,404	190,408
Other current assets	36,475	29,176
Assets held for sale	25,916	23,193
Total current assets	1,478,423	1,478,952
Property, plant and equipment, less accumulated depreciation	311,393	309,291
Goodwill	1,389,264	1,385,995
Intangible assets, less accumulated amortization	538,382	560,082
Deferred income taxes	34,445	33,706
Other long-lived assets	35,734	38,777
	$3,787,641	$3,806,803
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$264,079	$258,203
Accrued liabilities	255,970	310,340
Liabilities held for sale	1,661	1,736
Total current liabilities	521,710	570,279
Long-term debt	1,641,929	1,620,161
Postretirement benefits	105,877	104,050
Deferred income taxes	15,549	14,276
Other long-term liabilities	36,455	36,720
Stockholders’ equity:
Preferred stock	1	1
Common stock	503	503
Additional paid-in capital	1,115,683	1,116,090
Retained earnings	798,642	783,812
Accumulated other comprehensive loss	(48,478)	(39,067)
Treasury stock	(401,071)	(401,026)
Total Belden stockholders’ equity	1,465,280	1,460,313
Noncontrolling interest	841	1,004
Total stockholders’ equity	1,466,121	1,461,317
	$3,787,641	$3,806,803

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Three Months Ended
	April 2, 2017	April 3, 2016

	(In thousands)
Cash flows from operating activities:
Net income	$25,581	$16,358
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	35,052	37,195
Share-based compensation	3,930	4,100
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	9,416	45,098
Inventories	(27,245)	(16,625)
Accounts payable	3,400	(17,187)
Accrued liabilities	(53,733)	(52,607)
Accrued taxes	(2,387)	(6,328)
Other assets	(5,794)	(1,226)
Other liabilities	(483)	3,834
Net cash provided by (used for) operating activities	(12,263)	12,612
Cash flows from investing activities:
Capital expenditures	(10,399)	(13,431)
Cash used to acquire businesses, net of cash acquired	—	(15,348)
Proceeds from disposal of tangible assets	—	10
Net cash used for investing activities	(10,399)	(28,769)
Cash flows from financing activities:
Cash dividends paid	(10,842)	(2,101)
Withholding tax payments for share-based payment awards, net of proceeds from the exercise of stock options	(4,382)	(2,833)
Debt issuance costs paid	(4)	—
Payments under borrowing arrangements	—	(50,625)
Net cash used for financing activities	(15,228)	(55,559)
Effect of foreign currency exchange rate changes on cash and cash equivalents	5,698	1,229
Decrease in cash and cash equivalents	(32,192)	(70,487)
Cash and cash equivalents, beginning of period	848,116	216,751
Cash and cash equivalents, end of period	$815,924	$146,264

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core operating performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	April 2, 2017	April 3, 2016

	(In thousands, except percentages and per share amounts)
GAAP revenues	$551,381	$541,497
Deferred revenue adjustments	—	2,303
Adjusted revenues	$551,381	$543,800

GAAP gross profit	$222,114	$225,035
Severance, restructuring, and acquisition integration costs	5,928	2,092
Deferred gross profit adjustments	—	2,303
Purchase accounting effects related to acquisitions	—	195
Accelerated depreciation	266	206
Adjusted gross profit	$228,308	$229,831

GAAP gross profit margin	40.3%	41.6%
Adjusted gross profit margin	41.4%	42.3%

GAAP selling, general and administrative expenses	$(112,586)	$(122,406)
Severance, restructuring, and acquisition integration costs	728	6,055
Adjusted selling, general and administrative expenses	$(111,858)	$(116,351)

GAAP research and development	$(34,522)	$(36,133)
Severance, restructuring, and acquisition integration costs	(56)	261
Adjusted research and development	$(34,578)	$(35,872)

GAAP net income attributable to Belden	$25,687	$16,457
Interest expense, net	23,506	24,396
Income tax expense	2,250	210
Noncontrolling interest	(106)	(99)
Total non-operating adjustments	25,650	24,507

Amortization of intangible assets	23,669	25,532
Severance, restructuring, and integration costs	6,600	8,408
Deferred gross profit adjustments	—	2,303
Accelerated depreciation	266	206
Purchase accounting effects related to acquisitions	—	195
Total operating income adjustments	30,535	36,644

Depreciation expense	11,117	11,457

Adjusted EBITDA	$92,989	$89,065

GAAP net income margin	4.7%	3.0%
Adjusted EBITDA margin	16.9%	16.4%

GAAP net income	$25,581	$16,358
Operating income adjustments from above	30,535	36,644
Tax effect of adjustments	(8,376)	(10,427)
Adjusted net income	$47,740	$42,575

GAAP net income	$25,581	$16,358
Less: Net loss attributable to noncontrolling interest	(106)	(99)
Less: Preferred stock dividends	8,733	—
GAAP net income attributable to Belden common stockholders	$16,954	$16,457

Adjusted net income	$47,740	$42,575
Less: Net loss attributable to noncontrolling interest	(106)	(99)
Less: Amortization expense attributable to noncontrolling interest, net of tax	15	16
Less: Preferred stock dividends	8,733	—
Adjusted net income attributable to Belden common stockholders	$39,098	$42,658

GAAP income per diluted share attributable to Belden common stockholders	$0.40	$0.39
Adjusted income per diluted share attributable to Belden common stockholders	$0.92	$1.01

GAAP and adjusted diluted weighted average shares	42,675	42,387

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended
	April 2, 2017	April 3, 2016

	(In thousands)
GAAP net cash provided by (used for) operating activities	$(12,263)	$12,612
Capital expenditures, net of proceeds from the disposal of tangible assets	(10,399)	(13,421)
Non-GAAP free cash flow	$(22,662)	$(809)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2017 EARNINGS GUIDANCE

	Year Ended December 31, 2017	Three Months Ended July 2, 2017
Adjusted income per diluted share attributable to Belden common stockholders	$4.95 - $5.20	$1.15 - $1.25
Amortization of intangible assets	$(1.37)	$(0.36)
Severance, restructuring, and acquisition integration costs	$(0.27)	$(0.09)
GAAP income per diluted share attributable to Belden common stockholders	$3.31 - $3.56	$0.70 - $0.80
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the second quarter and full-year 2017. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global broadcast, enterprise, and industrial markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; volatility in credit and foreign exchange markets; variability in the Company’s quarterly and annual effective tax rates; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; disruption of, or changes in, the Company’s key distribution channels; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); disruptions in the Company’s information systems including due to cyber-attacks; the inability of the Company to develop and introduce new products and competitive responses to our products; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impact of regulatory requirements and other legal compliance issues; perceived or actual product failures; political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 17, 2017. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com